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                                                                     EXHIBIT 4.4


                    AMENDED AND RESTATED SECURITY AGREEMENT


         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made and entered into as of April 29, 1996 by and between AVONDALE MILLS, INC. (the "Borrower") and WACHOVIA BANK OF GEORGIA, N.A. as agent for the Banks parties to the "Credit Agreement" (as hereinafter defined) (the "Agent")

                               W I T N E S S E T H:

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith, among Borrower, the Agent, The First National Bank of Chicago, as Documentation Agent, and the Banks parties thereto (as amended or modified from time to time, the "Credit Agreement"), the Borrower is or may hereafter become indebted to the Banks and the Agent; and

         WHEREAS, the Borrower executed and delivered a Security Agreement dated as of March 29, 1994 (the "Original Security Agreement" pursuant to a Credit Agreement by and among the Borrower, the Agent and the Banks party thereto (the "Original Credit Agreement"); and

         WHEREAS, in order to secure said indebtedness and to induce the Banks and the Agent to execute and enter into the Credit Agreement, the Borrower has agreed to execute and deliver this Agreement, granting a security interest in, and lien upon, the Collateral to the Agent for the benefit of the Banks, and continuing in effect the security interest in, and lien upon, the Collateral granted to the Agent pursuant to the Original Security Agreement; and

         WHEREAS, it is the intent of the parties that this Agreement amend, restate and supersede the Original Security Agreement, and continue in effect the security interests and liens granted thereto without lapse or loss of perfection, and that all UCC-1's filed in connection with the Original Security Agreement continue to perfect the security interests and liens in the Collateral granted and continued in effect pursuant hereto;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged and Borrower and the Agent hereby covenant and agree as follows:

         1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement. In addition, the following terms have the meanings set forth below, unless the context requires otherwise:

                          "Accounts Receivable Collateral" means all rights of
the Borrower to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered,
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howsoever evidenced or incurred, including, without limitation, all accounts, instruments, chattel paper and general intangibles, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, whether now owned or hereafter acquired or arising.

                          "Account Debtor" means the Person who is obligated on
any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

                          "Act" means the Uniform Commercial Code - Secured
Transactions of Georgia (O.C.G.A. Art. 11-9), and any act that may be substituted therefor, as from time to time amended.

                          "Agreement" means this Agreement, together with all
exhibits, riders, supplements, addenda and additions now or hereafter attached hereto or made a part hereof, and all amendments hereof.

                          "Collateral" means and includes all of the property
described in Paragraph 4 hereof, including all property of such type consisting of the Graniteville Assets, but subject to the provisions of Section 11.8 as to Receivables Program Assets.

                          "Collateral Locations" means those locations set
forth on Exhibit "A" attached hereto and by this reference made a part hereof.

                          "Credit Agreement" has the meaning set forth in the
recitals hereto.

                          "Documentary Collateral" means all chattel paper,
instruments, documents or notes (excluding any of the foregoing arising out of the sale or lease of goods or the furnishing of services) and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts, and other documents of title, whether now owned or hereafter acquired or arising.

                          "Equipment Collateral" means all equipment of the
Borrower, or in which it has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, motor vehicles, forklifts, rolling stock, dies and tools used or useful in the Borrower's business but excluding, in any event, (i) all fixtures, and (ii) all machinery and equipment listed on Exhibit "B" attached hereto and by this reference made a part hereof.


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                          "Intangibles Collateral" means all general
intangibles of the Borrower (excluding any general intangibles evidencing rights of the Borrower to payment for goods sold or leased, or to be sold or leased, or for services rendered or to be rendered), whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, trademarks, trade names, tax refunds, rights to tax refunds, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto and all customer lists.

                          "Intercreditor Agreement" means the Amended and
Restated Intercreditor Agreement dated of even date herewith between the Borrower, the Agent and SunTrust Bank, Atlanta, as amended or supplemented from time to time.


                          "Inventory Collateral" means all inventory of the
Borrower, or in which it has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of the Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in the Borrower's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing.

                          "Permitted Liens" means the liens and encumbrances
pertaining to portions of the Collateral described on Exhibit "C" attached hereto and by this reference made a part hereof.

                          In addition to and cumulative with such other
definitions and descriptions as herein may be provided therefor, the terms "equipment", "inventory", "accounts", "general intangibles", "chattel paper", "documents of title", "goods", "consumer goods" and "instruments", if and to the extent used herein, shall have such meanings as may be respectively ascribed to them in the Act as in existence on date hereof.

         1. GRANT OF SECURITY INTEREST. As a general and continuing collateral security for payment of the Obligations and the performance by Borrower of all of the provisions of the Loan Documents, the Borrower hereby grants to the Agent for the ratable benefit of the Banks a security interest in and security title to all Collateral and the Borrower makes such further agreements with the Agent in regard thereto as hereinafter set forth.


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         2.      DESCRIPTION OF COLLATERAL.

                          The following described property, wherever located,
whether now existing or hereafter acquired or arising constitutes the Collateral (subject to the provisions of Section 11.8):

                          (a)     the Accounts Receivable Collateral;

                          (b)     the Equipment Collateral;

                          (c)     the Intangibles Collateral;

                          (d)     the Inventory Collateral;

                          (e)     the Documentary Collateral;

                          (f)     the Purchase Money Note; and

                          (g) all products and proceeds of any and all of the foregoing, including, without limitation, insurance or condemnation proceeds, all property received wholly or partially in trade or exchange for any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the foregoing or any interest therein.

         3.      REPRESENTATIONS AND WARRANTIES.

                 3.1 The Borrower is, or, with respect to Collateral acquired after the date hereof, will be, the owner of the Collateral free and clear from any Lien, except for the Permitted Liens. No financing statement covering any of the Collateral is on file in any public office other than any evidencing Permitted Liens.

                 3.2 Location. As of the date hereof, the tangible portion of the Collateral is situated only at one or more Collateral Locations, other than as permitted by Section 5.6.

                 3.3 Name. The name of the Borrower is as set forth on the signature page hereof and the Borrower has not conducted any business under any other name during the past 6 years.

                 3.4 Right to Assign. Borrower has the full right, power and authority to make this assignment of the Collateral.

                 3.5 Delivery. Borrower has delivered the Purchase Money Note and all other agreements, letters of credit, promissory notes, chattel paper or anything else the physical possession of which is necessary in order for Agent to perfect or preserve the priority of its Lien in the Collateral.


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                 3.6      Purchaser of Collateral.  Except for the acquisition
of assets from Walton Monroe Mills, Inc., Macfield Spinning, Inc. and Graniteville Company, during the past 6 years, Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower's seller.

         4.      GENERAL COVENANTS.

                 4.1 Liens. The Borrower shall keep the Collateral free and clear of all Liens, except for the Permitted Liens

                 4.2 Casualty. The Borrower shall promptly notify the Agent of any material loss of or damage to the Inventory Collateral or the Equipment Collateral or any part thereof.

                 4.3 Use of Collateral. Until there occurs an Event of Default the Borrower may, subject to the provisions of Paragraph 6 hereof, use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

                 4.4 Disposition of Collateral. The Borrower may not sell, lease, exchange or otherwise dispose of any of the Collateral except as hereinafter specifically provided. Borrower may sell, lease, exchange or otherwise dispose of any portion of the Inventory Collateral in the ordinary course of business for cash or upon open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest created and provided for herein shall continue in and attach to any proceeds thereof, without break in continuity and without further formality or act, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in Inventory Collateral itself. Borrower may sell Equipment Collateral pursuant and subject to the provisions of Sections 2.08(b)(i)(B) and
5.14 of the Credit Agreement. In addition, Borrower may sell, exchange or otherwise dispose of portions of the Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by Borrower if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal or greater than the Equipment Collateral so disposed of and in which Agent shall obtain and have a Lien pursuant hereto of the same priority as in the Equipment Collateral so disposed of.

                 4.5 Insurance. The Borrower agrees that it will obtain and maintain insurance on the Inventory Collateral and the Equipment Collateral as required by Section 5.17 of the Credit Agreement, with loss payable to the Agent as its interests may appear. Such insurance shall not be cancelable by the Borrower,


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unless with the prior written consent of the Required Banks, or by the
Borrower's insurer, unless with at least 30 days advance written notice to the Agent.

                 4.6 Location. The Borrower agrees not to locate the Inventory Collateral or the Equipment Collateral (other than (i) Rolling Stock and other goods which are covered by a certificate of title, as contemplated in section 11-9-103(3)(a) of the Act and (ii) other goods which are mobile and which are of a type normally used in more than one jurisdiction and are not covered by a certificate of title, as contemplated in Section 11-9-103(3)(a) of the Act) at any location other than a Collateral Location without providing written notice to the Agent no later than 30 days after such relocation; provided, however, that nothing contained herein shall be deemed to prohibit the Borrower, without notice to or the consent of the Agent, from transferring temporarily (for periods not to exceed 3 months in any event) Inventory Collateral or Equipment Collateral from a Collateral Location to another location at any time or from time to time hereafter for the limited purpose of having work performed on such Inventory Collateral or Equipment Collateral, or for temporary storage thereof or for shipment thereof to a Collateral Location, if done in the ordinary course of the Borrower's business. In addition, to the extent the Borrower should warehouse any of the Inventory Collateral at any time hereafter at any location other than a Collateral Location, the Borrower acknowledges and agrees that such warehousing may be conducted only by warehousemen who have been pre-approved by the Agent and who, in any event, shall issue non-negotiable warehouse receipts in the Agent's name to evidence any such warehousing of goods constituting Inventory Collateral. If the Borrower consigns any part of the Inventory Collateral, it will comply with
Section 2-326 of the Uniform Commercial Code of any state where such Inventory Collateral is located with respect thereto, by filing in the appropriate public office or offices UCC-1 financing statements showing the Borrower as consignor and the Agent as assignee of consignor, and will furnish copies thereof to the Agent.

                 4.7 The Borrower shall deliver to the Agent within 60 days after receiving written notice from the Agent directing it to do so, the original title certificates to all of the Rolling Stock, together with duly executed applications in the appropriate form for new certificates of title thereto showing thereon the Lien of the Agent pursuant to the Security Agreement.

         5. SPECIAL PROVISIONS REGARDING RECEIVABLES AND INVENTORY. Each item of the Accounts Receivable Collateral arises or will arise under a contract between the Borrower and an Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, an Account Debtor. The Borrower will promptly notify the Agent of all returns, repossessions and recoveries which are reasonably expected to result in losses to the Borrower in excess of $500,000 in any month. From and after


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the occurrence of any Event of Default and during the continuation thereof, (i)
the Agent may collect, realize, sell or otherwise deal with the Accounts Receivable Collateral or any and all sums owing or which may become due upon any items of the Inventory Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Borrower, and (ii) the Borrower hereby irrevocably designates and appoints the Agent its true and lawful attorney either in the name of the Agent or the name of the Borrower to take such actions and any other actions as the Agent may deem necessary or desirable in order to realize upon the Inventory Collateral and the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of Borrower, any checks, drafts, notes, or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral. The Agent shall not be liable or accountable for any failure to collect, realize, sell or obtain payment of the Accounts Receivable Collateral or any and all sums owing or which may become due upon any items of the Inventory Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of collecting, realizing, or obtaining payment of the same or for the purpose of preserving any rights of the Agent, the Borrower or any other Person in respect of the same. From and after the occurrence of any Event of Default and during the continuation thereof, (i) all moneys collected or received by the Borrower in respect of the Accounts Receivable Collateral or any and all sums owing or which may become due upon any items of the Inventory Collateral shall be received as trustee in trust for the Agent for the ratable benefit of the Banks and shall be forthwith paid over to the Agent for the ratable benefit of the Banks at the Agent's request, and (ii) all moneys collected or received by the Agent in respect of the Accounts Receivable Collateral or any and all sums owing or which may become due upon any items of the Inventory Collateral or other Collateral may be applied to the Obligations in the order which the Required Banks deem best or, in the sole discretion of the Required Banks, may be released to the Borrower, all without prejudice to the liability of the Borrower or the Agent's right to hold and realize upon this security.

         6. PRESERVATION. The Borrower will take all reasonably necessary and appropriate measures to obtain, maintain, protect and preserve any material Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

         7. REMEDIES. Upon the occurrence and during the existence of any Event of Default, the Agent for the ratable benefit of the Banks shall have all of the rights and remedies described in Sections 8.1 through 8.5 inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others, subject, however, to the provisions of Section 11.7.


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                 7.1      General Remedies of a Secured Party. The Agent  shall
have all the rights and remedies of a "secured party" under the Act (regardless of whether the Act has been enacted in the jurisdiction where the rights or remedies are asserted, including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof by such means (without breach of the peace) and through agents or otherwise as it may elect, the right to sell, lease, or otherwise dispose of the Collateral or any portion thereof, the right to apply the proceeds derived therefrom to any and all of the Obligations secured thereby in such order as the Agent may elect, and, for this purpose, the right to sign in the name of the Borrower any transfer, conveyance, or instrument necessary in the premises. Any such disposition of the Collateral may be in its then condition or following any commercially reasonable preparation or processing thereof, by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time or place and on any terms, so long as the same are commercially reasonable.

                 7.2 Notice of Disposition. The Agent shall give the Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed postage prepaid or otherwise given to the undersigned at its last address as shown on the Agent's records at least 10 days before such disposition.

                 7.3 Receiver. In addition to the foregoing, the Agent, at the direction of the Required Banks, may appoint any person to be a receiver (which term shall include a receiver and manager) of the Collateral, including, without limitation, any rents and profits thereof and may remove any receiver and appoint another in its (his) stead, and such receiver so appointed shall have power to take possession of the Collateral and to carry on or concur in carrying on the business of the Borrower, and to dispose of or concur in the disposition of the Collateral or any part thereof in the manner described hereinabove. Any such receiver shall for all purposes be deemed to be the agent of the Borrower. The Agent may from time to time fix the remuneration of such receiver. The Agent and the Banks in appointing or refraining from appointment of such receiver shall not incur any liability to the receiver, the Borrower or otherwise.

                 7.4 Assemblage. In facilitation of the foregoing, the Agent may require that the Borrower assemble and make available all of or any portion of the Collateral at a location reasonably designated by the Agent, all at the expense of the Borrower.

                 7.5 Application of Proceeds. All moneys from time to time received by the Agent from the disposition of Collateral shall be applied by the Agent for the benefit of the Banks in the following manner: first, in discharge of all reasonable expenses


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of re-taking, holding, preserving, preparing for sale or lease, selling, leasing, and the like of the Collateral including, without limitation, fees and expenses of any receivers and attorneys, insurance premiums, tax payments and the like; secondly, to all outstanding fees and other expenses owing under the Credit Agreement or the other Loan Documents in such order as the Required Banks shall elect; thirdly, ratably to accrued interest on the Obligations; fourthly, ratably to the remaining balances of the Obligations then outstanding; lastly, to the Borrower, any residue.

         8. FURTHER ASSURANCES. The Borrower shall from time to time forthwith on the Agent's reasonable request do, make and execute, and use reasonable good faith efforts to cause to be done, made and executed, such financing statements, certificates of title, landlord's and mortgagee's waivers, estoppel certificates, further assignments, documents, acts, matters and things as may be required by the Agent of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and the Borrower hereby constitutes and appoints the Agent as the true and lawful attorney of the undersigned irrevocably with full power of substitution to do, make, and execute all such statements, assignments, documents, acts, matters, or things with the right to use the name of the Borrower whenever and wherever it may be reasonably deemed necessary or expedient.

         9. DEALINGS. The Agent may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower, sureties and others and with the Collateral and other securities as the Agent may see fit without prejudice to the liability of the Borrower or the Agent's right to hold and realize upon this security.

         10.     GENERAL.

                 10.1 Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                 10.2 Non-Exclusivity of Remedies. No remedy for the enforcement of the rights of the Agent hereunder shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

                 10.3 Waiver. Each and every right granted to the Agent under this Agreement, under any other Loan Document or allowed to the Agent by law or in equity, shall be cumulative and may be exercised from time to time by the Agent in its sole discretion. No failure on the part of the Agent to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any right


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preclude any other or future exercise thereof or the exercise of any other right.

                 10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

                 10.6 Reimbursement. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery, or recording of this Agreement or any financing statements, certificates, documents or instruments executed in connection herewith, by reason of any existing or hereafter enacted federal, state, or provincial statute, the Borrower will pay all such taxes, fees or other costs, including any applicable interest and penalty, and will indemnify and hold the Agent and the Banks harmless from and against liability in connection therewith.

                 11.7 SunTrust Intercreditor Agreement. Notwithstanding any term or provision hereof to the contrary, as to the SunTrust Collateral Plants, the rights, powers and remedies of the Agent hereunder are and shall be subject to and shall be governed by the terms of the SunTrust Intercreditor Agreement.


                 11.8 Release of Receivable Program Assets. The security interest of the Agent in the Accounts Receivable Collateral that is or becomes Receivables Program Assets and any other Collateral that is or becomes Receivables Program Assets, in each case other than Excluded Receivables Assets, is subject to release under the circumstances, and subject to satisfaction of the conditions, set forth in Section 9.18 of the Credit Agreement, and from and after such release, the Collateral shall not include such Accounts Receivable Collateral or such other Collateral and the provisions of this Agreement shall be ignored and shall have no further force or effect with respect to such Accounts Receivable Collateral or such other Collateral, except to the extent of Excluded Receivables Assets.


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                 IN WITNESS WHEREOF, the Borrower and the Agent have executed this Agreement and affixed their respective seals thereto.

                                     AGENT:

                                     WACHOVIA BANK OF GEORGIA, N.A.,
                                     as Agent for the Banks    (SEAL)



                                     By:
                                        ----------------------------
                                        Title:


                                     BORROWER:

                                     AVONDALE MILLS, INC       (SEAL)



                                     By:
                                        ----------------------------
                                        Title:


                                     Attest:
                                            ------------------------
                                            Title:













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EXHIBIT A - Schedule of Outside Inventory Locations

EXHIBIT B - Excluded Equipment

EXHIBIT C - List of Liens


The registrants agree to furnish a copy of the Exhibits listed above to the Securities and Exchange Commission upon request.